CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Matthews International Funds of our report dated February 23, 2024, relating to the financial statements and financial highlights, which appears in Matthews Asian Growth and Income Fund and Matthews Emerging Markets Equity Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2023. We also consent to the reference to us under the headings “Other Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

November 25, 2024